SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55267	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2014, Alkame Holdings, Inc., a Nevada Corporation (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with EROP Capital, LLC, a Florida limited liability company (“EROP”), pursuant to which the Company agreed to issue common stock to EROP in exchange for the settlement of $796,451.55 (the “Settlement Amount”) of past-due obligations and accounts payable of the Company. EROP purchased the obligations and accounts payable from certain vendors of the Company as described below.

On January 12, 2015, the Circuit Court of the Seventeenth Judicial Circuit for Broward County, Florida (the “Broward Court”), entered an order (the “EROP Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and EROP, in the matter entitled EROP Capital, LLC v. Alkame Holdings, Inc. (the “EROP Action”). EROP commenced the EROP Action against the Company to recover an aggregate of $796,451.55 of past-due obligations and accounts payable of the Company (the “EROP Claim”), which EROP had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between EROP and each of such vendors (the “EROP Assigned Accounts”). The EROP Assigned Accounts relate to certain contractual obligations and legal services provided to the Company, and are set forth in Schedule A to the Settlement Agreement. The EROP Order provides for the full and final settlement of the EROP Claim and the EROP Action. The Settlement Agreement became effective and binding upon the Company and EROP upon execution of the EROP Order by the Broward Court on January 12, 2015.

Pursuant to the terms of the Settlement Agreement approved by the EROP Order, on January 12, 2015, the Company agreed to issue to EROP shares (the “EROP Settlement Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”). The Settlement Agreement provides that the EROP Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the EROP Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Settlement Agreement, EROP may deliver a request to the Company which states the dollar amount (designated in U.S. Dollars) of Common Stock to be issued to EROP (the “EROP Share Request”). The parties agree that the total amount of Common Stock to be delivered by the Company to satisfy the EROP Share Request shall be issued at forty percent (40%) of the Common Stock over the Valuation Period (as defined in the Settlement Agreement). Additional tranche requests shall be made as requested by EROP until the EROP Settlement Amount is paid in full.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to EROP or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by EROP and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by EROP and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

The Company has reserved up to 30,000,000 shares of Common Stock to provide for issuances upon full satisfaction of the Settlement Amount.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

The issuances of Common Stock pursuant to the terms of the Settlement Agreement, approved by the EROP Order, are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuances are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit No.	Description
10.1	Settlement Agreement, dated November 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alkame Holdings, Inc.

/s/ Robert Eakle

Robert Eakle
Chief Executive Officer

Date: January 13, 2015

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